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                                  EXHIBIT 23.3





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                                 EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Brooke Group Ltd.:

We consent to the incorporation by reference to our report dated March 9, 1995 in the registration statement on Form S-3 of Brooke Group Ltd., relating to the consolidated balance sheets of MAI Systems Corporation as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 1994 and 1993, the three month period ended December 31, 1992 and the fiscal year ended September 30, 1992.


                                          KPMG Peat Marwick LLP


Orange County, California
September 29, 1995